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                                                                    EXHIBIT 10.3

              GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.


                         FILE NO.: XIN-HAN-ZI (2004) 018
--------------------------------------------------------------------------------


TO: THE PEOPLE'S GOVERNMENT OF SHUNYI DISTRICT OF BEIJING CITY


To guarantee the effective operation of Tianzhu Sewage Treatment Plant of Shunyi District in Beijing City and ensure the continuous implementation of the "BOT Investment Contract of Beijing Tianzhu Sewage Treatment Plant", our company has incorporated Beijing Haotai Shiyuan Water Purification Co., Ltd. in Tianzhu town in Shunyi District on May 26, 2004. Hereby our company authorizes Beijing Haotai Shiyuan Water Purification Co., Ltd. to take charge of the construction and operation of Tianzhu Sewage Treatment Plant and to fully act for us to handle all affairs relating to Tianzhu Sewage Treatment Plant. Beijing Haotai Shiyuan Water Purification Co., Ltd. has the right of enjoying all operational revenue after the start of the operation and bearing all rights, obligations and responsibilities stipulated in the "BOT Contract".

We shall appreciate your cooperation and support. Thanks!




                           GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.

                                                              Date: May 31, 2004

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                 PEOPLE'S GOVERNMENT OF SHUNYI DISTRICT, BEIJING



                    GUANGDONG XINSHENG ENVIRONMENTAL CO., LTD










                      BEIJING TIANZHU SEWAGE DISPOSAL PLANT



                             BOT INVESTMENT CONTRACT








                                   JULY, 2003

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                        CHAPTER I GENERAL SPECIFICATIONS

By virtue of provisions contained therein People's Republic of China, People's Government of Shunyi District of Beijing City and Guangdong Xinsheng Environmental Co., Ltd, on the basis of equality, mutual profit and after friendly covenants herein contained, have agreed that Guangdong Xinsheng Environmental Co., Ltd may construct, operate and transfer a sewage disposal plant by BOT investment approach at Tianzhu Real Estate Development Area of Shunyi District. The sewage disposal plant shall be constructed to have the treatment scale of 20kilo tons per day and affiliated infrastructure facilities shall be constructed to have the treatment scale of 40kilo tons per day. Occupied area shall be 16 acres.

BOT investment hereinafter is referred to as the procedure that investors who have obtained franchise rights from franchisors (the government) invest, construct and operate a specified object. At close of the franchise term, the whole object shall be transferred to the franchisor. During the franchise term, the investor may recover cost and attain reasonable profit through object operation.


                     CHAPTER II ALL PARTIES TO THE CONTRACT

1. This chapter is made into on the 4th day of July, 2003 by all parties as follow:

      Party A: People's Government of Shunyi District, Beijing.

      Operator of Party A: Administration Commission of Tianzhu Real Estate Development Area, Beijing.

      Party B: Guangdong Xinsheng Environmental Co., Ltd.

      Operator of Party B: Corporation reserved for the object.( Name is subject to decide)


                CHAPTER III CONTENTS AND TERMS OF FRANCHISE RIGHT

1.    DEFINITION AND EXPLANATION

      Project: The word PROJECT is referred to as the feasibility study, design and service, construction, debugging, pilot running and running of the sewage disposal plant which has treatment capacity of 20k tons/day and affiliated infrastructure of which has 40k tons/day capacity. The name of the project is called Beijing Tianzhu Sewage Disposal Plant.

      Project cost: It is referred to as the cost contained herein Article 3 of this chapter.

      Period of construction: It begins 15 days later than the signing of contract and terminates on the date of acceptance inspection of the project by environmental administration after design, construction, equipment installation, debugging and pilot running.


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      Term of franchise rights: It begins since date when the whole project of
      Beijing Tianzhu Sewage Disposal Plant is completed, debugging is finished and the project is inspected and approved by environmental administration and will terminate on the corresponding date 25 years later.

      Completion date: It is referred to as the date when Beijing Tianzhu Sewage Disposal Plant is wholly completed, equipment debugging is successful, project inspection is accepted and qualified by environmental administration and the plant may be commercially operated.

      Force majeure: It is referred to herein Chapter 11.

      Project corporation: It is referred to as the limited corporation which must be commenced by Party B within 2 months later than validity of the contract and which is liable of the construction and operation of Beijing Tianzhu Sewage Disposal Plant.

      Transfer Date: It is referred to as the morrow of the termination date of franchise rights.

      Intactness: It is referred to as the status that there is no apparent destroy, no crack and no seepage with respect to buildings and structures and sewage disposal equipments shall run continuously and steadily.

2.    PROJECT

      2.1   The project is herein named Beijing Tianzhu Sewage Disposal Plant.

      2.2 The project shall be located at Beijing Tianzhu Real Estate Development Area and its accurate position may be referred to as the layout map of Shunyi District, Beijing.

      2.3 Contents, manner and terms of project franchise rights. Party B shall design, construct and operate the sewage disposal plant exclusively in the manner of BOT and at the close of franchise term Party B shall transfer the sewage disposal plant to Party B freely. The sewage disposal plant shall be operated exclusively by Party B for 25 years and it shall be transferred to Party B freely and intactly at the close of franchise term.

      2.4 Construction period: 15 months (frozen period is excluded) which begins on 15 days (July 20th, 2003) later the signing of the contract and ends on the day (Oct 20th, 2004) of acceptance inspection by environmental authority (frozen period is excluded).

3.    PROJECT COST

      3.1   Gross cost: twenty million RMB yuan.

      3.2 The project must be invested totally by Party B and the project corporation established by Party B during franchise term. Gross cost includes the parts as follows.

            (1) Cost of feasibility report, technical software, technical patent, design and technical service of sewage disposal plant, acceptance inspection, project supervision, project monitoring and environmental estimate.

            (2)   Construction cost.

            (3)   Equipment purchase, installation and debugging.


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            (4)   Miscellaneous costs.


                    CHAPTER IV LIABILITY OF PROJECT OPERATION

1.    RESPONSIBILITIES OF PARTY B

      1.1 Party B must remit total project investment RMB 20 million to local bank account of Party A within 15 days since the validity of the contract. In which 5 million Yuan shall be deposited into another account which is co-supervised by both parties.

      1.2 Party B shall adopt MHA-2 technique in the disposal plant construction and Party B shall supply Party A with six sets of construction blueprint after its design is completed. Technique design blueprint and construction design blueprint shall be audited by Party A and qualified organization assigned by Party A within 10 working days. Only after acceptance signing may the project be started. It the period of blueprint auditing exceeds 10 days, the construction period shall be delayed correspondingly.

      1.3 Party B shall be liable for investment, construction, operation and maintenance of whole project and shall ensure the disposal capacity of 20,000 tons per day of Beijing Tianzhu Sewage Disposal Plant.

      1.4 Party B shall establish a project corporation within two months later than the validity day of contract and Party B shall ensure that the project corporation be compliance with the responsibilities of Party B herein the contract. Register capital of the project corporation shall be extracted from the bank account contained herein Article 1.1 of this chapter and remaining fund of shall be transferred to the account of the project corporation ever since the establishment of project corporation. A specified bank account of RMB 5 million shall be opened as co-supervised fund by both parties. If the construction cost of Party B reaches 5 million yuan, the RMB 5 million account may be relieved by Party A provided the certificate of Party B and Supervision Corporation, which means that Party B may deal with the 5 million yuan freely.

      1.5 Party B shall be liable for building construction and equipment installation and debugging and the work shall be inspected and confirmed by supervision and monitoring organizations. In order to ensure project quality and service life, invitation to bidding and negotiation shall be processed by Party B on building construction and equipment and material purchase (patented goods is excluded).

      1.6 Party B shall be liable for purchasing and management of various equipments and facilities during the franchise term of Beijing Tianzhu Sewage Disposal Plant and Party B shall have the proprietary rights of the equipments and facilities of Beijing Tianzhu Sewage Disposal Plant. Party B shall be liable for the maintenance, inspection and upkeep of the equipments according to running conditions to guarantee the equipment discharge in compliance with national standard and safety.

      1.7 Party B shall make schedules for daily maintenance, medium repair and large repair of the equipments and facilities in every year. Prior to December 31st of every year, Party B must submit Party A with the schedules for inspection, medium repair and large repair of the equipments and facilities of next year which shall be executed under the monitoring of Party A.

      1.8 Party B shall assist Party A with completion inspection of the project.


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      1.9   Party B shall accept the supervision on project quality from project inspection organizations of local government. Party B shall be liable for selecting eligible supervision organization and supervision costs.

      1.10 Within two weeks after project acceptance inspection, Party B shall submit Party A with technical data, completion inspection data and properties listing in sextuplet.

      1.11 At the expiry date of the 25 years franchise term, Party B shall transfer Beijing Tianzhu Sewage Disposal Plant freely and intactly on the transfer day to Party A and shall supply Party A with whole technical data on equipment operation and maintenance document (Party A may continue freely to utilize intellectual property rights which have be exerted to project construction and operation, but Party A shall have the liability and obligation to guarantee the intellectual property rights and may not extend usage without the consent of right owners). Party B shall be liable for technician training of Party A three months prior to transferring.

      1.12 When second project stage is commenced, if Party A intends to select a new partner, Party A shall assist willingly. Under the same condition, Party B shall have priority right for second stage construction of sewage disposal plant.

      1.13 After signing of contract herein and during the franchise term, Party B shall be liable for financing additional funding if project investment shall be supplemented by virtue of adjustment of national laws and Beijing's local regulations. If sewage disposal payment may thereby be adjusted, Party A and Party B shall negotiate and determine new charging standard of sewage disposal based on the principle of equality and reasonability.

      1.14 Party B shall guarantee the completion and usage of Beijing Tianzhu Sewage Disposal Plant within the time limit contained herein the contract.



2.    RESPONSIBILITIES OF PARTY A

      2.1 Party A shall be liable for construction submission and sanction application (including construction license) and the fee shall be assumed by Party A.

      2.2 Party A shall assist Party B with applying for preferential policy and reducing corresponding tax.

      2.3 Party A shall pay disposal fee in time pursuant to provisions contained herein contract.

      2.4 Party A shall be liable for collecting sewage and transfer it to the extent 1m within red lines of sewage disposal plant.

      2.5 Party A shall be liable for the withdrawal lines of Beijing Tianzhu Sewage Disposal Plant (the withdrawal lines are connected 1m outside the red lines).


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      2.6   Ten days prior to project construction, Party A shall supply land for Beijing Tianzhu Sewage Disposal Plant which shall be used by Party B freely during the franchise term of Beijing Tianzhu Sewage Disposal Plant. During the franchise term, Party B shall not assume tax and fee related to land.

      2.7 Prior to project construction, Party A shall supply permanent civil facilities (water, 10kv double loop electricity, gas and communication) and shall connect life pipes to the region 1m outside the red lines.




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           CHAPTER V SCHEDULE AND ARRANGEMENT OF PROJECT CONSTRUCTION

1. Within 30 days after Party A offered legal license of land usage and other data of Beijing Tianzhu Sewage Disposal Plant, Party B must commence the construction of Beijing Tianzhu Sewage Disposal Plant. Party A shall assume liability and obligation pursuant to provisions contained herein the contract.

2. If building construction is completed, Party B shall inform Party A in written form to apply for completion inspection on buildings and Party A shall attend the completion inspection within 10 days organized by Party
      B. If installation project is completed, Party B shall inform Party A in written form to apply for completion inspection on installation project and Party A shall attend the completion inspection within 10 days organized by Party B. If Party A does not attend completion inspection within 10 days, it shall be thought the quality was accepted and Party B may continue to work for next stage.

3. During construction, if time delaying not caused by Party B happens (clause of exemption is excluded), time period may be delayed correspondingly. If Party B is injured, the party who cause injury shall pay Party B indemnities.

4.    Debugging

      4.1 Ten days prior to debugging, Party B shall supply Party A with debugging plan and Party A shall reply in written form within five work days to Party B. Only after the conferment of Party A, may debugging plan be commenced. Party A shall assist Party B to guarantee normal conduction of debugging. If Party A does not reply within five work days, debugging plan shall be thought to be accepted and Party B may start debugging.

      4.2 Party B shall be liable for whole procedure of debugging and Party A shall assign somebody to attend the whole procedure of debugging.

      4.3 If debugging is completed, Party B may inform Party A to apply for inspection. If Party A can not organize inspection within 10 days after application, Party A shall pay Party B sewage disposal fee pursuant to Article 1.4 contained herein the contract from the 11th day.

      4.4 The project must reach the discharge standard as provided herein the contract.

      4.5 If sewage inflow is insufficient, standard inspection may not be affected.


                    CHAPTER VI INVESTMENT RETURNS OF PROJECT

1. Environmental administration shall monitor and inspect inflow and outflow of Beijing Tianzhu Sewage Disposal Plant. If the inflow and outflow reaches stipulated standard contained herein the contract(pound)<172>the project shall be thought to be qualified and begin to be commercially run. Party A shall pay Party B sewage disposal fee by month.


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2.    Investment return

      (1)   Charging standard without tax (zero tax rate)

            If sewage inflow is less than or equal to 16 kilo tons/day, Party A shall pay Party B according to 16 kilo tons/day with the unit price of [omitted] yuan/ton. If sewage inflow is less than or equal to 20 kilo tons/day, Party A shall pay Party B according to actual inflow with the unit price of [omitted] yuan/ton. If sewage inflow is larger than 20,000 tons/day, the exceeding part shall be paid with the unit price of [omitted] yuan/ton.

      (2)   Charging standard with tax (value-added tax is excluded)

            If sewage inflow is less than or equal to 16 kilo tons/day, Party A shall pay Party B according to 16 kilo tons/day with the unit price of [omitted] yuan/ton. If sewage inflow is less than or equal to 20 kilo tons/day, Party A shall pay Party B according to actual inflow with the unit price of [omitted] yuan/ton. If sewage inflow is larger than 20,000 tons/day, the exceeding part shall be paid with the unit price of [omitted] yuan/ton.

3. Meter of sewage disposal volume of every month shall be read on 1st of next month. Party B shall document data till that day on meter bill and Party A shall assign somebody to check and sign on the bill prior to 12'clock on that day. The signed bill shall be triplet, two copies for Party A and Party B and one copy for bank. The bank shall transfer settlement payment to the account of Party B prior to 7th of that month.

4. During the operation period, if unit price of electricity varies exceeding 5% of unit price of electricity in April, 2003, sewage disposal fee may be varies correspondingly according to the same ratio.



            CHAPTER VII RIGHTS AND OBLIGATIONS FOR THE PARTIES HERETO

1.    RIGHTS AND OBLIGATIONS FOR PARTY A

      1.1 When the special permission operating right of BOT expires, Party A will own the managerial right, ownership and all the assets of the Beijing Tianzhu Sewage Disposal Plant, including equipments, facilities, technology, the data and the information, and other fixed assets.

      1.2 In the five days after signing the Contract, Party A shall make available to Party B, such on the Administrative plan of the Sewage Farm, topographic diagram, sewage pipe chart, storm sewer chart, boundary and topographic chart of factory district on the ratio of 1 to 1000, data about the earthquake, meteorology, hydrology, topography, geology of factory district, and the caliber and the elevation of the main pipe in and out the farm in due course.

      1.3 Party A is responsible to provide the quota handbook about building and installation of local municipal administration.

      1.4 In the process, Party A has rights to supervise the quality and progress of the construction, and taking part in the inviting and discussing the sign on the purchase of materials and equipments.


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      1.5   Party A has right to choose the Partyicipator of the second phase of the project. On the equal level, Party B owns the priority.

      1.6 The ownership of the water out from the Beijing Tianzhu Sewage Disposal Plant belongs to Party A.

      1.7 Party A could verify the investment of project by Party B, to manage and supervise the payout from the condominium account with Party B as set in the Section 1.4 of Chapter 4.

      1.8   Party A could supervise the whole process of the project.

      1.9 During the period of special permission operating right, Party A could call for the information of financial affairs about special permission management from Party B and the project company. No matter whether profitable and how much in the period of special permission management, Party A shall not intervene or decrease the charge standard and not increase the burden of Party B.

      1.10 As the Beijing Tianzhu Sewage Disposal Plant is a non-profit investment project of environmental protection, Party A shall reduce taxes and administrative charges according to the law and policy of state.

      1.11 Party A guarantees the special permission operating right of 25 years according to chapters hereto.

2.    RIGHTS AND OBLIGATIONS FOR PARTY B

      2.1 When the special permission operating right of BOT expires (terminates), Party B and the project company shall hand over the whole ownership and managerial right of the Beijing Tianzhu Sewage Disposal Plant perfectly and freely to Party A on the day of handing-over (Party B will bear all the debts of it and its project corporations).

      2.2 Party B shall choose proper construction company and overseeing unit with qualification and achievement of construction to construct and manage.

      2.3 The main equipment and materials in project shall be purchased by the way of inviting and discussing the sign. The patent products could be chosen by Party B.

      2.4 Party B shall abide the Contract Law of People's Republic of China strictly and guarantees the engineering construction fund be put into effect. Before constructing, Party B shall put the construction organization plan and the engineering construction plans on records to Party A. After starting working, Party B shall put the project progress report and the fund investment plan report to Party A each month.

      2.5 Party B guarantees the normal operation and production of the farm and the quality of water to discharges the standard herein.


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      2.6   Party B provides technology in need of project and introduces managerial experience. If any problems of technology cause losses on environment and other aspects, Party B shall undertakes all the liability and compensate the economic loss.

      2.7 Party B shall own legitimate right on the technology employed in the project. If any dissension about Intellectual property causes loss on Party A, Party B shall pay for it.

      2.8 In the process of operation and management of the project, Party B shall recruit local workers and localize the technical personnel in order to implement the development of environmental protection undertakings by the project.

      2.9 Party B shall abide all of the legal laws and regulations of People's Republic of China and carry out polices of local government.

      2.10 After the taking over, the operation of the farm shall be guaranteed by the technology, software, blueprints and equipments handed over to Party A by Party B.

      2.11 Party B shall consider the development of the second phase when designing the first phase of the Beijing Tianzhu Sewage Disposal Plant.


          CHAPTER VIII ARTICLES ABOUT HANDING OVER THE BEIJING TIANZHU
                              SEWAGE DISPOSAL PLANT

1. In the period of building and special permission operating, the assets of the Beijing Tianzhu Sewage Disposal Plant belongs to Party B to exert. Party B and the project company could only impawn the special permission operating right and not mortgage, impawn the assets of the Beijing Tianzhu Sewage Disposal Plant or provide assurance in other ways, nor implement any lawful punishment on the assets of the Beijing Tianzhu Sewage Disposal Plant. On the day of handing-over, assets of the Beijing Tianzhu Sewage Disposal Plant shall be handed over to Party A and belongs to it. In the period of building and special permission operating, Party A assures that on whatever conditions and whencesoever, assets of the Beijing Tianzhu Sewage Disposal Plant and other lawful properties of Party B will not be expropriated, which is protected by the policy of local government.

2. On the day of handing-over, Party B and the project company shall assure such the farm is working normally and all the equipments are in good condition as are handed over free to Party A perfectly. Party B shall not stay nor ask for amends.

3. Six months before handing over, the Parties hereto shall discuss to decide the detailed list such as equipments, assets, creditor's rights, debt and documents, as well as the process and mechanism of handing over.


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                      CHAPTER IX REQUIREMENT FOR TECHNOLOGY

1.    GENERAL REQUEST

      1.1   The construction time limit for the project is 15 months.

      1.2 The techniques for getting rid of phosphor and azote must be considered during design to adapt the new standard. At the same time how to treat reclaimed water shall be taken into account synthetically.

      1.3 The relation between the first and second phase must be considered roundly during the planar overall arrangement and the field to treat reclaimed water shall be reserved.

2.    Water quality of inputting

      In accordance with the Discharge Standard of Water Pollutants in Beijing (Implementation), the water quality shall not be beyond the B kind standard for the discharge standard of such water pollutants as discharge into the city sewers (the sewers managed by the municipal administration), namely COD under 500 milligram per liter and BOD under 500 milligram per liter. Other part not be marked shall be in accordance with the standard of the inputting water of the GaoBeiDian Sewage Farm of Beijing.

3.    WATER QUALITY OF OUTPUTTING

      3.1 THE OUTLET OF OUTPUTTING WATER: the treated sewage by the Beijing Tianzhu Sewage Disposal Plant is direct put into the WenYu River.

      3.2 The quality of outputting water must meet the requirements in the Discharge Standard of Water Pollutants in Beijing (Implementation):

      Chemical Oxygen Demand (COD) under 60 milligram per liter

      Biochemical Oxygen Demand after 5 days (BOD5) under 20 milligram per liter

      Suspension (SS) under 20 milligram per liter

      Ammonia nitrogen (NH3-N) under 8 milligram per lite

      Total Phosphorus (TP) under 1.0 milligram per liter

      Other indexes of pollutant must meet the requirements of the new second level of the Discharge Standard of Water Pollutants in Beijing (Implementation) as well as the corresponding discharge standard of the whole country.

4. THE DISCHARGE STANDARD OF SLUDGES: In accordance with the control standard of sludges of sewage farm for Beijing and the state one for town.


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5.    EMISSION STANDARD OF AIR POLLUTANTS: In accordance with the control standard of sludges of sewage farm for Beijing and the state one for town.


                   CHAPTER X LIABILITY FOR BREACH OF CONTRACT

1. After 15 days exceeding the day signing this Contract, should Party B fails to send the investment funds namely RMB 20,000,000 into the account opened in the place of Party A by Party B, Party A shall have right to terminate the Contract.

2. Should the water quality of inputting meets the requirement in accordance with the Contract and of outputting exceed standard, Party A shall have right of refusing to pay the cost of treating sewage and Party B shall undertake the responsibility.

3. Should the water quality of inputting exceed standard and the equipment normally operate, Party B shall not undertake the responsibility of exceeding the standard of output.

4. Whether the water quality of inputting and outputting qualify is in accordance with the data of the Environmental Monitoring Department. Should the Party herein is inconsistent, the Central Station of State Environmental Protection Administration shall be invited to inspect and the data shall be the standard.

5.    Whatever unexpected condition occurs, Party B shall notify Party A.

6. Should Party A not provide construction or normal operation condition for the construction tract of the Beijing Tianzhu Sewage Disposal Plant in set time so as to dally over the project, the project shall postponed. Should Party A not provide sewage for Party B after the project has been finished, Party A, in accordance with Chapter 6 hereto, shall pay the cost of treating sewage from the day beginning to debug after complete.

7. Should Party A fails to pay the cost of treating sewage after 1 month exceeding the time limit owing to Party A, Party A shall not only pay the cost in arrest of treating sewage but the penalty in according to 1% of total outstanding payment. Should Party A fails to pay the cost of treating sewage after 3 month exceeding the time limit, Party B shall have right to terminate the Contract. Should Party B terminate the Contract, Party A shall pay the actual penalty in accordance with the total sum of the cost of treating sewage in the period of the special permission management herein.

8. Should the project of the Beijing Tianzhu Sewage Disposal Plant be postponed with no cause of funds (Party B does not invest the total construct funds of RMB 20,000,000 in accordance with the provisions of this Contract), the project shall be postponed.

9. In the condition of normal operation, should the accumulative days exceeding standard exceed 31 in one year, Party A shall have right to deduct the cost of treating sewage during the days of exceeding standard. Should the accumulative days exceeding standard achieve 60 in one year, Party B shall increase the investment and adjust the techniques to achieve the standard. The additional investment shall be undertaken by Party B.


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10.   After this Contract signed, should any Party terminate this Contract without the agreement of the other Party, it shall mean a breach and the Party breaching the Contract shall pay for all the economic loss on the other Party except for owing to the other Party.



                            CHAPTER XI FORCE MAJEURE

As the consequence of Force Majeure, such as earth quakes, typhoons, flood, fires, wars of other natural calamities, which cannot be prevented or avoided, and accident of sudden power cut, directly affects the execution of this Contract, the Party that encounters the Force Majeure should notify the other Party of the Force Majeure or the accident. Valid documents to certify the happenings should be submitted to the other Party within fifteen days of the accident, and should be certified by the notarization department of the region where the accident took place. Disputes arising from cases of Force majeure shall be resolved through negotiations between the two Parties as to whether to terminate the Contract or partially fulfill the obligations of the Contract, or postpone the fulfillment of the Contract according to the effect of the accident on the fulfillment of the Contract. The legal obligation on the Party that encounters the Force Majeure or accident should be released during the Force Majeure or the accident of sudden power cut.


                           CHAPTER XII DISPUTE RESOLVE

Should any dispute arise from the implementation of or relating to the Contract, both Parties shall resolve them through friendly negotiations. If the discrepancies cannot be solved by negotiation, they should be submitted by both Parties to the People's Court where the Contract was signed for solution.


                              CHAPTER XIII APPENDIX

1. After this Contract signed, should any Party put forward to terminating this Contract, the breaching Party shall pay for all the economic loss on the other Party.

2. On matter not covered by this Contract, both Parties (or both executive agents) shall sign another supplementary agreement to supply this Contract. During the fulfillment, both Parties (or both executive agents) shall sign another agreement or record the conference summary to amend and adjust this Contract.

3. This Contract shall come into effect from the day when the Contract is signed and capped with official seal. The Contract is duplicated in 8 copies, and each Party shall hold 4 copies.



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4.    Done in Shunyi District, Beijing



Party A: People's Government of Shunyi     Party B: Guangdong Xinsheng
District, Beijing                          Enviromental Co..,Ltd




Representative                             Legal representative




Date: July 4, 2003                         Date: July 4, 2003




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